            As filed with the Securities and Exchange Commission on July 2, 1996
                                                     Registration No. 333-______
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                               ------------------------

                                       FORM S-8
                                REGISTRATION STATEMENT

                                        UNDER
                              THE SECURITIES ACT OF 1933
                               ------------------------
                                   DELTAPOINT, INC.

                (Exact name of registrant as specified in its charter)

    CALIFORNIA                         7372                     77-0216760
(State or other jurisdiction  (Primary Standard Industrial     (IRS Employer
of incorporation or            Classification Code Number)   Identification No.)
organization)

                               22 LOWER RAGSDALE DRIVE
                             MONTEREY, CALIFORNIA  93940

                 (Address of principal executive offices) (Zip Code)

                               ------------------------

                                   DELTAPOINT, INC.
                                1995 STOCK OPTION PLAN
                    1990 KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN
                              (Full title of the Plans)
                               ------------------------

                                   JOHN J. AMBROSE
                               CHIEF EXECUTIVE OFFICER
                                   DELTAPOINT, INC.
                               22 LOWER RAGSDALE DRIVE
                                MONTEREY, CALIFORNIA

                       (Name and address of agent for service)
                                    (408) 648-4000

            (Telephone number, including area code, of agent for service)
                               ------------------------

                           CALCULATION OF REGISTRATION FEE


- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------
     Title of                                      Proposed Maximum    Proposed Maximum
    Securities                      Amount            Offering            Aggregate          Amount of
      to be                         to be              Price               Offering         Registration
    Registered                    Registered(1)      per Share(2)          Price(2)             Fee
    ----------                    ----------         ---------             -----                ---

1995 Stock Option Plan
- ----------------------
Options                              200,000            N/A                  N/A              N/A
Common Stock (par value $.01)        200,000           $15.25             $3,050,000         $1,052

1990 Key Employee Incentive Stock
- ---------------------------------
Option Plan
- -----------
Options                               38,922            N/A                  N/A              N/A
Common Stock (par value $.01)         38,922           $15.25            $593,560.50          $205

- -----------------------------------------------------------------------------------------------------------


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1995 Stock Option Plan or the 1990 Key Employee Incentive Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of DeltaPoint, Inc.
(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of DeltaPoint, Inc. on June 26, 1996.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        DeltaPoint, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

        (a)      (i)   The Registrant's report on Form 10-K for the fiscal year
                       ended December 31, 1995;

                 (ii) The Registrant's report on Form 10-Q for the fiscal quarter ended March 31, 1996; and

        (b) The Registrant's Registration Statement No. 0-27328 on Form 8-A filed with the SEC on December 4, 1995 pursuant to
                 Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), together with amendments thereto, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES

        Not Applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        As permitted by Section 204(a) of the California General Corporation Law, the Registrant's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach or alleged breach of the director's fiduciary duty, except for liability arising under Sections 310 and 316 of the California General Corporation Law or liability for (i) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director,
        (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders and (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law.

        Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expense) under certain circumstances for liabilities arising under the 1933 Act. The Registrant's Articles of Incorporation and Bylaws contain provisions covering indemnification of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the 1933 Act or the 1934 Act. The Company has entered into Indemnification Agreements with its directors and executive officers.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.

Item 8.  EXHIBITS

Exhibit Number       Exhibit
- --------------       -------

      5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

      23.1           Consent of Price Waterhouse LLP, Independent Accountants.

      23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

      24 Power of Attorney. Reference is made to page II-5 of this Registration Statement.

      99.1           1995 Stock Option Plan.

      99.2 Form of Notice of Grant to be generally used in connection with the 1995 Stock Option Plan (incorporated by reference to Registration Statement No. 333-2192 on Form S-8 filed with the SEC on March 6, 1996).

      99.3 Form of Stock Option Agreement to be generally used in connection with the 1995 Stock Option Plan (incorporated by reference to Registration Statement No. 333-2192 on Form S-8 filed with the SEC on March 6, 1996).

      99.4 Addendum to Stock Option Agreement (Involuntary Termination) (incorporated by reference to Registration Statement No. 333-2192 on Form S-8 filed with the SEC on March 6, 1996).

      99.5 Addendum to Stock Option Agreement (Limited Stock Appreciation Right) (incorporated by reference to Registration Statement No. 333-2192 on Form S-8 filed with the SEC on March 6, 1996).

      99.6 Stock Purchase Agreement (incorporated by reference to Registration Statement No. 333-2192 on Form S-8 filed with the SEC on March 6, 1996).

      99.7 Form of Notice of Grant (Non-Employee Director - Initial Grant) to be generally used in connection with the automatic grant program of the 1995 Stock Option Plan (incorporated by reference to Registration Statement No. 333-2192 on Form S-8 filed with the SEC on March 6, 1996).

      99.8 Form of Notice of Grant (Non-Employee Director - Annual Grant) to be generally used in connection with the automatic grant program of the 1995 Stock Option Plan (incorporated by reference to Registration Statement No. 333-2192 on Form S-8 filed with the SEC on March 6, 1996).

      99.9 Form of Stock Option Agreement (Non-Employee Director) to be generally used in connection with the automatic grant program of the 1995 Stock Option Plan (incorporated by reference to Registration Statement No. 333-2192 on Form S-8 filed with the SEC on March 6, 1996).

      99.10          1990 Key Employee Incentive  Stock Option Plan.

      99.11          Key Employee Incentive Stock Option Grant Agreement.


Item 9. UNDERTAKINGS

                     A.     The undersigned Registrant hereby undertakes:
        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act,
        (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
        Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1995 Stock Option Plan and the 1990 Key Employee Incentive Stock Option Plan.

                     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
        Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monterey, State of California on this 1st day of July, 1996.

        DELTAPOINT, INC.


                                  By:  /S/  John J. Ambrose
                                       ----------------------------------------
                                       John J. Ambrose
                                       Chief Executive Officer and Director


                                  POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                 That the undersigned officers and directors of DeltaPoint, Inc., a California corporation, do hereby constitute and appoint John
        J. Ambrose and Donald B. Witmer, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                 IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                          Date
- ---------                         -----                          ----


/S/  John J. Ambrose              Chief Executive Officer and    July 1, 1996
- --------------------------------  Director
John J. Ambrose                   (Principal Executive Officer)




/S/  Donald B. Witmer             Vice President of Finance and  July 1, 1996
- --------------------------------  Administration, Chief
Donald B. Witmer                  Financial Officer, Chief
                                  Operating Officer and
                                  Director (Principal Financial
                                  and Accounting Officer)

Signature                         Title                          Date
- ---------                         -----                          ----


                                  Vice President of                    , 1996
- --------------------------------  Development                ------- --
William G. Pryor                  and Director



/S/  John Hummer                  Director                       July 1, 1996
- --------------------------------
John Hummer



/S/  Christopher Schember         Director                       June 17, 1996
- --------------------------------
Christopher Schember

                          SECURITIES AND EXCHANGE COMMISSION

                                   WASHINGTON, D.C.



                                       EXHIBITS

                                          TO

                                       FORM S-8

                                        UNDER

                                SECURITIES ACT OF 1933


                                   DELTAPOINT, INC.

                                    EXHIBIT INDEX

                                                                                     Sequentially
Exhibit Number      Exhibit                                                         Numbered Page
- --------------      -------                                                         -------------
    5               Opinion and consent of Gunderson Dettmer Stough Villeneuve
                    Franklin & Hachigian, LLP.

    23.1            Consent of Price Waterhouse LLP, Independent Accountants.

    23.2            Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                    Hachigian, LLP is contained in Exhibit 5.

    24 Power of Attorney. Reference is made to page II-5 of this Registration Statement.

    99.1            1995 Stock Option Plan.

    99.2 Form of Notice of Grant to be generally used in connection with the 1995 Stock Option Plan (incorporated by reference to Registration Statement No. 333-2192 on Form S-8 filed with the SEC on March 6, 1996).

    99.3 Form of Stock Option Agreement to be generally used in connection with the 1995 Stock Option Plan (incorporated by reference to Registration Statement No. 333-2192 on Form
                    S-8 filed with the SEC on March 6, 1996).

    99.4            Addendum to Stock Option Agreement (Involuntary
                    Termination) (incorporated by reference to Registration
                    Statement No. 333-2192 on Form S-8 filed with the SEC on
                    March 6, 1996).

    99.5            Addendum to Stock Option Agreement (Limited Stock
                    Appreciation Right) (incorporated by reference to Registration Statement No. 333-2192 on Form S-8 filed with the SEC on March 6, 1996).

    99.6            Stock Purchase Agreement (incorporated by reference to
                    Registration Statement No. 333-2192 on Form S-8 filed with the SEC on March 6, 1996).

    99.7            Form of Notice of Grant (Non-Employee Director - Initial
                    Grant) to be generally used in connection with the automatic grant program of the 1995 Stock Option Plan
                    (incorporated by reference to Registration Statement No.
                    333-2192 on Form S-8 filed with the SEC on March 6, 1996).

    99.8            Form of Notice of Grant (Non-Employee Director - Annual
                    Grant) to be generally used in connection with the automatic grant program of the 1995 Stock Option Plan
                    (incorporated by reference to Registration Statement No.
                    333-2192 on Form S-8 filed with the SEC on March 6, 1996).

    99.9 Form of Stock Option Agreement (Non-Employee Director) to be generally used in connection with the automatic grant program of the 1995 Stock Option Plan (incorporated by reference to Registration Statement No. 333-2192 on Form
                    S-8 filed with the SEC on March 6, 1996).

    99.10           1990 Key Employee Incentive  Stock Option Plan.

    99.11           Key Employee Incentive Stock Option Grant Agreement.